EXHIBIT 1

Joint Filing Agreement

We, the signatories of the Statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

October 13, 2009	MEDCATH 1998 LLC

	By:	KKR 1996 Fund L.P., managing member

	By:	KKR Associates 1996, L.P., general partner

	By:	KKR 1996 GP LLC, general partner

	By:	/s/ William Janetschek
Name: William Janetschek
Title: Member

KKR 1996 Fund L.P.

	By:	KKR Associates 1996, L.P., general partner

	By:	KKR 1996 GP LLC, general partner

	By:	/s/ William Janetschek
Name: William Janetschek
Title: Member

KKR Associates 1996, L.P.

	By:	KKR 1996 GP LLC, general partner

	By:	/s/ William Janetschek
Name: William Janetschek
Title: Member

KKR 1996 GP LLC

By:	/s/ William Janetschek
Name: William Janetschek
Title: Member

HENRY R. KRAVIS

By:	/s/ William Janetschek
Name: William Janetschek
Title: Attorney-in-fact for Henry R. Kravis

GEORGE R. ROBERTS

By:	/s/ William Janetschek
Name: William Janetschek
Title: Attorney-in-fact for George R. Roberts